UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2012

XL GROUP
Public Limited Company
(Exact name of registrant as specified in its charter)

Ireland	1-10804	98-0665416

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Hatch Street Upper, 4th Floor, Dublin, Ireland	2

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +353 (1) 405-2033

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On April 26, 2012, the Management Development and Compensation Committee of the Board of Directors of XL Group plc (the “Company”) adopted the XL Group plc Reinsurance Supplemental Long Term Cash Incentive Compensation Plan (the “Plan”). Mr. James Veghte, Executive Vice President, Chief Executive of Reinsurance Operations, is a participant in the Plan.

Under the Plan, Mr. Veghte is eligible to receive payment of a cash award based on (i) the compound annual growth rate in net written premium for the Company’s reinsurance operations, relative to an industry peer group, for the four-year performance period beginning January 1, 2012, and (ii) combined ratio for the Company’s reinsurance operations for the four accident years in the performance period.

Payment of the amount earned by Mr. Veghte, if any, under the Plan is to be made in cash installments over the three-year period following the performance period and is subject to Mr. Veghte’s continued employment through February 15, 2016. Special provisions apply in the event of Mr. Veghte’s death, disability or termination by the Company not for cause, as set forth in the Plan.

The Plan is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual General Meeting of holders of the Company’s ordinary shares (the “Shareholders”) held on April 27, 2012, the Shareholders approved the following:

           a. The election of four Class II Directors to hold office until 2015:

	Votes in Favor	Votes Against	Abstentions	Broker Non-Votes

Ramani Ayer	261,888,686	3,827,236	43,969	11,132,763
Dale R. Comey	262,196,044	3,519,760	44,087	11,132,763
Robert R. Glauber	234,941,541	30,766,115	52,235	11,132,763
Suzanne B. Labarge	264,048,957	1,677,516	33,418	11,132,763

          b. The appointment of PricewaterhouseCoopers LLP to act as the registered independent public accounting firm for the Company for the year ending December 31, 2012, and the authorization of the Audit Committee of the Board of Directors to fix the remuneration of PricewaterhouseCoopers LLP:

	Votes in Favor	Votes Against	Abstentions	Broker Non-Votes

	274,294,348	2,583,480	14,826	0

c. The non-binding, advisory vote on the Company’s executive compensation:

	Votes in Favor	Votes Against	Abstentions	Broker Non-Votes

	261,527,231	4,200,843	31,817	11,132,763

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

10.1	XL Group plc Reinsurance Supplemental Long Term Cash Incentive Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2012

XL Group plc
(Registrant)

	By:	/s/ Kirstin Gould

		Name:	Kirstin Gould
		Title:	General Counsel and Secretary